Exhibit 99.1

Funko Reports First Quarter 2019 Financial Results

Sales Increased 22% to $167 Million

Net Income Grew 216%

Adjusted EBITDA Rose 46%

EVERETT, Wash. May 2, 2019-- Funko, Inc. ("Funko,” or the “Company”) (Nasdaq: FNKO), a leading pop culture consumer products company, today reported its consolidated financial results for the first quarter ended March 31, 2019.

First Quarter 2019 Highlights

•	Net sales increased 22% to $166.8 million
•	Gross profit[1] increased 24% to $63.5 million
•	Gross margin[1] increased 70 basis points to 38.1%
•	Income from operations increased 76% to $12.6 million
•	Net income increased 216% to $7.1 million
•	Earnings per diluted share doubled to $0.08
•	Adjusted pro forma net income[2] was $8.5 million compared to $1.7 million in the prior year, and adjusted pro forma earnings per diluted share[2] was $0.16, compared to $0.03 in the prior year
•	Adjusted EBITDA[2] increased 46% to $25.5 million

“Funko started 2019 with a very strong quarter, once again exceeding our own expectations,” said Brian Mariotti, Funko’s CEO. “Demand for our products and pop culture in general is global and our growth was balanced with strong increases in all geographic markets.”

[1]

Gross profit is calculated as net sales less cost of sales (excluding depreciation and amortization).   Gross margin is calculated as net sales less cost of sales (excluding depreciation and amortization) as a percentage of net sales.

[2]

Adjusted pro forma net income, adjusted pro forma earnings per diluted share, EBITDA and adjusted EBITDA are non-GAAP financial measures. For a reconciliation of adjusted pro forma net income, adjusted pro forma earnings per diluted share, EBITDA and adjusted EBITDA to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press release.

“We continue to make investments to support future growth, and even with those investments, we were able to increase both our operating margin and Adjusted EBITDA margin. We remain focused on optimizing our long term growth and improving our operations.”

“For the balance of the year, we look forward to continuing our expansion into new product categories, broadening our retailer network and increasing the portion of our sales coming from international markets. The strong performance in the first quarter increases our confidence that 2019 is going to be another great year for Funko.”

First Quarter 2019 Financial Results

Net sales increased 22% to $166.8 million in the first quarter of 2019 from $137.2 million in the first quarter of 2018.  The growth was driven primarily from an increase in the number of active properties and strong sales demand across all of our geographic markets and product categories.

In the first quarter of 2019, the number of active properties increased 35% to 611 from 454 in the first quarter of 2018 and net sales per active property decreased 10%. On a geographical basis, net sales in the United States increased 22% to $108.7 million and net sales internationally increased 20% to $58.1 million with strong growth across all regions. On a product category basis, net sales of figures increased 18% to $136.0 million and net sales of other products increased 43% to $30.8 million versus the first quarter of 2018, driven primarily by continued growth of our Loungefly and other softline products.

The tables below show the breakdown of net sales on a geographical and product category basis (in thousands):

	Three Months Ended March 31,		Period Over Period Change
	2019	2018	Dollar	Percentage
Net sales by geography:
United States	$108,698	$88,850	$19,848	22.3%
International	58,102	48,361	9,741	20.1%
Total net sales	$166,800	$137,211	$29,589	21.6%

	Three Months Ended March 31,		Period Over Period Change
	2019	2018	Dollar	Percentage
Net sales by product:
Figures	$135,964	$115,578	$20,386	17.6%
Other	30,836	21,633	9,203	42.5%
Total net sales	$166,800	$137,211	$29,589	21.6%

Gross margin1 in the first quarter of 2019 increased 70 basis points to 38.1% compared to 37.4% in the first quarter of 2018. The increase in gross margin1 in the first quarter of 2019 compared to the first quarter of 2018 resulted primarily from the negative impact of Toys R Us’ liquidation on gross margin in the first quarter of 2018. Excluding this impact, gross margins1 declined due to higher customer chargebacks and an increase in the average royalty rates as a result of the mix of properties sold, partially offset by a decrease in product costs and shipping and freight costs as a percent of sales.

SG&A expenses increased 17% to $40.8 million in the first quarter of 2019 from $34.8 million in the first quarter of 2018, primarily related to an increase of $4.2 million in personnel and related costs (including salary and related taxes/benefits, commissions and stock compensation expense), and an increase of $1.4 million in rent and related facilities costs.  Both of these costs increased as a result of the continued growth of the business. SG&A expenses declined 90 basis points as a percentage of sales as the Company gained operating leverage in the first quarter of 2019 compared to the first quarter of 2018.

Net income for the first quarter of 2019 increased 216% to $7.1 million from $2.2 million in the first quarter of 2018, and Adjusted pro forma net income2 increased just over 400% to $8.5 million from $1.7 million in the first quarter of 2018. In addition to the growth in gross margin percentage and the reduction in SG&A as a percentage of sales, factors that led to net income and Adjusted pro forma net income2 growing faster than sales in the first quarter of 2019 compared to the first quarter of 2018 include lower depreciation and amortization expense as a percentage of sales, and a reduction in interest expense, net compared to the first quarter of 2018.

Adjusted EBITDA2 in the first quarter of 2019 rose 46% to $25.5 million or 15% of net sales from $17.5 million, or 13% of net sales in the first quarter of 2018. The increase in Adjusted EBITDA2 as a percentage of net sales in the first quarter of 2019 compared to the first quarter of 2018 resulted from higher gross margin1 percentage and lower SG&A as a percentage of sales.

2019 Outlook

The Company is reiterating its guidance for the full year 2019. The Company expects net sales to be in a range of $810 million to $825 million. Adjusted EBITDA2 is expected to be in a range of $133 million to $143 million. Adjusted pro forma earnings per share2 is expected to be in a range of $1.05 per share to $1.15 per share and is based on estimated adjusted pro forma average diluted shares outstanding of 53.5 million for the full year 2019.

Adjusted EBITDA and Adjusted Pro Forma EPS are non-GAAP measures. A table at the end of this release reconciles Funko’s outlook for the full year 2019 Adjusted EBITDA and Adjusted Pro Forma Earnings per Diluted Share guidance to the most directly comparable U.S. GAAP financial measures.  Please refer to the “Non-GAAP Financial Measures” section of this press release.

Conference Call and Webcast

The Company will host a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, May 2, 2019, to further discuss its first quarter results. Investors and analysts can participate on the conference call by dialing (877) 407-9039 or (201) 689-8470. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at https://investor.funko.com/. The replay of the webcast will be available for one year.

About Funko

Headquartered in Everett, Washington, Funko is a leading pop culture consumer products company. Funko designs, sources and distributes licensed pop culture products across multiple categories, including vinyl figures, action toys, plush, apparel, housewares and accessories for consumers who seek tangible ways to connect with their favorite pop culture brands and characters. Learn more at https://funko.com/, and follow us on Twitter (@OriginalFunko) and Instagram (@OriginalFunko).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated financial results, the underlying trends in our business, growing demand for our products, our potential for growth, plans for investments in our business and future opportunities, including expanding into new product categories, broadening our retailer network and increasing international sales. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to maintain and realize the full value of our license agreements; the ongoing level of popularity of our products with consumers; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; risks associated with our international operations; changes in U.S. tax law; foreign currency exchange rate exposure; the possibility or existence of global and regional economic downturns; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; reputational risk resulting from our e-commerce business and social media presence; risks relating to our indebtedness and our ability to secure additional financing; the potential for our electronic data to be compromised; the influence of our significant stockholder, ACON, and the possibility that ACON’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; volatility in the price of our Class A common stock; and the potential that we will fail to establish and maintain effective internal control over financial reporting. These and other important factors discussed under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2018 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations:

Sean McGowan, Liolios

FNKO@liolios.com

949-574-3860

Media:

Molly Hartney, Funko

mollyh@funko.com

425-783-3616, x244

Funko, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(In thousands, except per share data)
Net sales	$166,800	$137,211
Cost of sales (exclusive of depreciation and amortization shown separately below)	103,268	85,921
Selling, general, and administrative expenses	40,818	34,810
Acquisition transaction costs	-	28
Depreciation and amortization	10,093	9,301
Total operating expenses	154,179	130,060
Income from operations	12,621	7,151
Interest expense, net	4,072	5,896
Other (income) expense, net	65	(1,442)
Income before income taxes	8,484	2,697
Income tax expense	1,414	460
Net income	7,070	2,237
Less: net income attributable to non-controlling interests	4,910	1,338
Net income attributable to Funko, Inc.	$2,160	$899

Earnings per share of Class A common stock:
Basic	$0.08	$0.04
Diluted	$0.08	$0.04
Weighted average shares of Class A common stock outstanding:
Basic	26,640	23,338
Diluted	28,458	50,633

Funko, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2019	2018
	(In thousands, except per share amounts)
Assets
Current assets:
Cash and cash equivalents	$22,546	$13,486
Accounts receivable, net	117,618	148,627
Inventory	75,396	86,622
Prepaid expenses and other current assets	16,935	11,904
Total current assets	232,495	260,639

Property and equipment, net	42,863	44,296
Operating lease right-of-use assets	33,102	—
Goodwill	121,892	112,818
Intangible assets, net	233,155	233,645
Deferred tax asset	21,081	7,346
Other assets	4,475	4,275
Total assets	$689,063	$663,019

Liabilities and Stockholders' Equity
Current liabilities:
Line of credit	$22,456	$20,000
Current portion long-term debt, net of unamortized discount	10,605	10,593
Current portion of operating lease liabilities	7,839	—
Accounts payable	25,753	36,130
Income taxes payable	5,441	4,492
Accrued royalties	28,359	39,020
Accrued expenses and other current liabilities	19,647	27,621
Total current liabilities	120,100	137,856

Long-term debt, net of unamortized discount	214,045	216,704
Operating lease liabilities, net of current portion	29,663	—
Deferred tax liability	23	5
Liabilities under tax receivable agreement, net of current portion	23,293	6,504
Deferred rent and other long-term liabilities	4,519	5,584

Commitments and contingencies

Stockholders' equity:
Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 28,522 shares and 24,960 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	3	2
Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 20,281 shares and 23,584 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	2	2
Additional paid-in-capital	166,208	146,408
Accumulated other comprehensive income	100	(171)
Retained earnings	12,557	10,397
Total stockholders' equity attributable to Funko, Inc.	178,870	156,638
Non-controlling interests	118,550	139,728
Total stockholders' equity	297,420	296,366
Total liabilities and stockholders' equity	$689,063	$663,019

Funko, Inc. and Subsidiaries

Non-GAAP Financial Measures

Adjusted Pro Forma Net Income, Adjusted Pro Forma Earnings per Diluted Share, EBITDA and Adjusted EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. Adjusted Pro Forma Net Income, Adjusted Pro Forma Earnings per Diluted Share, EBITDA and Adjusted EBITDA are not measurements of our financial performance under U.S. GAAP and should not be considered as an alternative to net income (loss), earnings per share or any other performance measure derived in accordance with U.S. GAAP. We define Adjusted Pro Forma Net Income as net income attributable to Funko, Inc. adjusted for the reallocation of income attributable to non-controlling interests from the assumed exchange of all outstanding common units and options in FAH, LLC for newly issued-shares of Class A common stock of Funko, Inc. and further adjusted for the impact of certain non-cash charges and other items that we do not consider in our evaluation of ongoing operating performance.  These items include, among other things, reallocation of net income attributable to non-controlling interests, non-cash charges related to equity-based compensation programs, acquisition transaction costs, foreign currency transaction gains and losses and other unusual or one-time items, and the income tax expense (benefit) effect of these adjustments.  We define Adjusted Pro Forma Earnings per Diluted Share as Adjusted Pro Forma Net Income divided by the weighted-average shares of Class A common stock outstanding, assuming (1) the full exchange of all outstanding common units and options in FAH, LLC  for newly issued-shares of Class A common stock of Funko, Inc. and (2) the dilutive effect of stock options and unvested common units, if any. We define EBITDA as net income (loss) before interest expense, net, income tax expense (benefit), depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted for non-cash charges related to equity-based compensation programs, acquisition transaction costs, foreign currency transaction gains and losses and other unusual or one-time items.  We caution investors that amounts presented in accordance with our definitions Adjusted Pro Forma Net Income, Adjusted Pro Forma Earnings per Diluted Share, EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate these measures in the same manner. We present Adjusted Pro Forma Net Income, Adjusted Pro Forma Earnings per Diluted Share, EBITDA and Adjusted EBITDA because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.  Management uses Adjusted Pro Forma Net Income, Adjusted Pro Forma Earnings per Diluted Share, EBITDA and Adjusted EBITDA as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations; for planning purposes, including the preparation of our internal annual operating budget and financial projections; as a consideration to assess incentive compensation for our employees; to evaluate the performance and effectiveness of our operational strategies; and to evaluate our capacity to expand our business.

By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our senior secured credit facilities use Adjusted EBITDA to measure our compliance with covenants such as senior leverage ratio. Adjusted Pro Forma Net Income, Adjusted Pro Forma Earnings per Diluted Share, EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income (loss) or other financial statement data presented in this press release as indicators of financial performance. Some of the limitations are:

  • such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

  •such measures do not reflect changes in, or cash requirements for, our working capital needs;

•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

  •although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and

• other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, Adjusted Pro Forma Net Income, Adjusted Pro Forma Earnings per Diluted Share, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP measures only supplementally. As noted in the table below, Adjusted Pro Forma Net Income, Adjusted Pro Forma Earnings per Diluted Share and Adjusted EBITDA include adjustments for non-cash charges related to equity-based compensation programs, acquisition transaction costs, foreign currency transaction gains and losses, and other unusual or one-time items. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described herein and in the reconciliation table below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

In addition, this press release refers to the non-GAAP financial measure Net Debt, which consists of total debt as reported on the condensedconsolidated balance sheet less cash and cash equivalents. Management believes that Net Debt provides useful information to investors because it shows the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

The following tables reconcile Adjusted Pro Forma Net Income, Adjusted Pro Forma Earnings per Diluted Share, EBITDA and Adjusted EBITDA to the most directly comparable U.S. GAAP financial performance measure:

	Three Months Ended March 31,
	2019	2018
	(In thousands, except per share data)
Net income attributable to Funko, Inc.	$2,160	$899
Reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1)	4,910	1,338
Equity-based compensation (2)	2,748	972
Acquisition transaction costs and other expenses (3)	—	28
Foreign currency transaction (gain) loss (4)	65	(1,442)
Income tax expense (5)	(1,410)	(104)
Adjusted pro forma net income	8,473	1,691
Adjusted pro forma net income margin (6)	5.1%	1.2%

Weighted-average shares of Class A common stock outstanding-basic	26,640	23,338
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	24,994	27,295
Adjusted pro forma weighted-average shares of Class A stock outstanding - diluted	51,634	50,633
Adjusted pro forma earnings per diluted share	$0.16	$0.03

	Three Months Ended March 31,
	2019	2018
	(amounts in thousands)
Net income	$7,070	$2,237
Interest expense, net	4,072	5,896
Income tax expense	1,414	460
Depreciation and amortization	10,093	9,301
EBITDA	$22,649	$17,894
Adjustments:
Equity-based compensation (2)	2,748	972
Acquisition transaction costs and other expenses (3)	—	28
Foreign currency transaction loss (gain) (4)	65	(1,442)
Adjusted EBITDA	$25,462	$17,452
Adjusted EBITDA margin (7)	15.3%	12.7%

(1)

Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income was attributable to non-controlling interests.

(2)	Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards.
(3)	Represents legal, accounting, and other related costs incurred in connection with potential and completed acquisitions and other transactions.
(4)	Represents both unrealized and realized foreign currency gains and losses on transactions other than in U.S. dollars.
(5)	Represents the income tax expense (benefit) effect of the above adjustments. This adjustment uses an effective tax rate of 25% for both the three months ended March 31, 2019 and 2018.
(6)	Adjusted pro forma net income margin is calculated as Adjusted pro forma net income as a percentage of net sales.
(7)	Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.

	Estimated Range for the Year Ending December 31, 2019
	(In millions except per share amounts)
Net income	$47.3	$50.8
Interest expense, net	16.0	17.0
Income tax expense	11.5	13.0
Depreciation and amortization	46.0	48.0
EBITDA	$120.8	$128.8
Adjustments:
Equity-based compensation (1)	12.0	14.0
Acquisition transaction costs and other expenses (2)	0.3	0.3
Adjusted EBITDA	$133.0	$143.0

Net income	$47.3	$50.8
Equity-based compensation (1)	12.0	14.0
Acquisition transaction costs and other expenses (2)	0.3	0.3
Income tax expense (3)	(3.4)	(3.3)
Adjusted pro forma net income	$56.1	$61.8

Weighted-average shares of Class A common stock outstanding	25.5	25.5
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	28.0	28.0
Adjusted pro forma weighted-average shares of Class A stock outstanding - diluted	53.5	53.5

Adjusted pro forma earnings per diluted share	$1.05	$1.15

(1)	Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards.
(2)	Represents legal, accounting, and other related costs incurred in connection with potential and completed acquisitions and other transactions.
(3)	Represents the income tax expense (benefit) effect of the above adjustments. This adjustment uses an effective tax rate of 25% for the year ending December 31, 2019.

Note:  The Company is not able to provide the expected impact of unrealized and realized foreign currency gains and losses on transactions without unreasonable efforts because the calculation for that change is primarily driven by changes in foreign currency exchange rates, principally British pounds and euros.  Additionally, the impacts are also driven by fluctuations in product sales and operating expenses in each of those local currencies, which can fluctuate month to month.  Therefore, the Company’s Adjusted EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings per Diluted Share for the year ending December 31, 2019, including the above adjustments, may differ materially from that forecasted in the table above.